Exhibit 99.1

PacificNet Appoints Daniel Lui as New Chief Financial Officer

BEIJING, Feb. 16, 2007 /Xinhua-PRNewswire/ -- PacificNet Inc. (Nasdaq: PACT), a leading provider of Customer Relationship Management (CRM), mobile internet, e-commerce and gaming technology in China, announced today the appointment of Mr. Dainel Lui as Chief Financial Officer.

"We are very pleased to have someone of Dan's caliber and experience to join us," said Tony Tong, Chairman and CEO of PacificNet. "Dan's extensive experience working in China and Hong Kong, his experience in Big-4 accounting firms including as a an auditor at KPMG and manager at PricewaterhouseCoopers, his English, Chinese and Cantonese language skills and business experience, his ability to communicate across borders, and most of all, his fierce energy and determination, are exactly what we were seeking."

Victor Tong, the President of PacificNet stated, "I am very happy with our choice. Dan is an exceptional candidate and fits with our company culture very well. We were particularly impressed with Dan's deep business knowledge of China and his long experience managing the financial accounting and internal control efforts for a leading US telecom equipment company based in Shenzhen, China, with over 800 employees in China. We have made a concerted effort during the past months to expand our accounting staff and improve our procedures to assure on time earnings reporting and complete transparency as a public company, now as and as we grow. Additionally, his proficiency in English, Chinese Mandarin and Cantonese will help him freely communicate with our employees, business partners and investors in Hong Kong, Macau, China and USA."

Mr. Daniel Lui, age 43, was born in Hong Kong and was educated in USA and Canada. Mr. Lui brings into PacificNet with over 17 years of professional and commercial accounting experience, 7 of which in Mainland China, and carries the credentials of Chartered Accountant (Alberta, Canada) and CPA-inactive (Washington, USA). He was VP of Finance and Company Secretary of Fiberxon Inc., a leading communications subsystem maker incorporated in Delaware. He was the officer in charge of Fiberxon’s Finance, Company Secretarial, and Information Technology departments. Fiberxon has been recently acquired by MRV Communications Inc. (NASDAQ GM: MRVC). Prior to joining Fiberxon, Mr. Lui was CFO of China Motion NetCom Ltd., a wholly owned subsidiary of China Motion Telecom International Limited (HKEx: 0989). Prior to that, Mr. Lui was Financial Advisory Services Manager of PricewaterhouseCoopers and auditor at KPMG. Mr. Lui received his Bachelors of Business Administration degree from University of Hawaii at Manoa and Masters of Business Administration from University of Alberta.

Mr. Daniel Lui, commented, "I am excited to be joining PacificNet at this point in time. After several visits to PacificNet's Shenzhen headquarters, I made the decision to be part of the senior management team of this exciting and growing company as I am extremely confident that the Company's best is yet to come. I want to be here and help make it happen. It will be my job to lead our financial and accounting department to ensure that the Company is on time with its financial reports and fully compliant with regulations such as the Sarbanes-Oxley Act (SOX)."

Mr. Daniel Lui replaces Joseph Levinson, as CFO at PacificNet.

About PacificNet

PacificNet, Inc. (http://www.PacificNet.com) is a leading provider of Customer Relationship Management (CRM), mobile internet, e-commerce and gaming technology in China. PacificNet's clients include the leading telecom companies, banks, insurance, travel, marketing and business services companies and telecom consumers in Greater China. PacificNet's corporate clients include China Telecom, China Mobile, Unicom, PCCW, Hutchison Telecom, Bell24, Motorola, Nokia, SONY, TCL, Huawei, American Express, Citibank, HSBC, Bank of China, Bank of East Asia, DBS, TNT, Hong Kong Government, and leading hotel- casinos in Macau and Asia. PacificNet employs over 1,400 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, Macau, and branch offices in 28 provinces in China and has headquarters in Beijing and Hong Kong.

Safe Harbor Statement

This Company's announcement contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Potential risks and uncertainties include, but are not limited to, PacificNet's possible future losses, uncertain regulatory landscape in China, and fluctuations in quarterly operating results. Further information regarding these and other risks is included in PacificNet's Form 10KSB and other filings with the SEC.

Contact:
PacificNet USA office: Jacob Lakhany, Tel: +1-605-229-6678
PacificNet Beijing office: Ada Yu, Tel: +86 (10) 59225000
23rd Floor, Building A, TimeCourt, No.6 Shuguang Xili, Chaoyang District, Beijing, China 100028
PacificNet Take1 Shenzhen Office: Room 4203,
JinZhongHuan Business Center, Futian District, Shenzhen, China. Postal Code: 518040